Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 11, 2011, is among:
(a)    IHS INC., a Delaware corporation ("IHS");
(b)    IHS HOLDING INC. (formerly known as Information Handling Services Group Inc.), a Delaware corporation, and IHS GLOBAL INC., a Delaware corporation (collectively, the "US Borrowers");
(c)    IHS GROUP HOLDINGS LIMITED, a company incorporated under the laws of England and Wales, IHS GLOBAL LIMITED, a company incorporated under the laws of England and Wales, IHS GLOBAL S.A., a company organized under the laws of Switzerland, and IHS ENERGY (CANADA) LTD., a company organized under the laws of the province of Alberta in Canada (collectively, the "Foreign Borrowers" and the Foreign Borrowers and the US Borrowers are herein collectively referred to as the "Borrowers");
(d)    the LENDERS party hereto; and
(e)    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Administrative Agent (the "Administrative Agent").
RECITALS:

The Borrowers, the Administrative Agent, and the Lenders listed on the signature pages thereto have entered into that certain Credit Agreement dated as of January 5, 2011 (as the same may hereafter be amended or otherwise modified, the "Agreement").
In connection with the execution of this Amendment, Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA shall become Lenders party to the Agreement and beneficiaries of the other Loan Documents.
Contemporaneously with the execution of this Amendment, Seismic Micro-Technology, Inc., a Texas corporation, shall execute and deliver a Subsidiary Joinder Agreement and become a Domestic Guarantor party to the US Guaranty Agreement.
The Borrowers, the Administrative Agent and the Lenders now desire to amend the Agreement as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.
Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2.
Amendments
Section 2.1.    Amendment to Section 1.01 (Definitions). The following definitions set forth in Section 1.01 of the Agreement are amended in their respective entireties to read as follows:
"Applicable Rate" means, for any day with respect to any ABR Loan, Canadian Prime Rate Loan or Fixed Rate Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Canadian Prime Rate Spread", "Fixed Rate Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date:

Leverage Ratio	Fixed Rate Spread	ABR Spread and Canadian Prime Rate Spread	Commitment Fee Rate
Category 1 ≥ 2.50 to 1.00	1.75%	0.75%	0.30%
Category 2 < 2.50 to 1.00 and ≥ 2.00 to 1.00	1.50%	0.50%	0.25%
Category 3 < 2.00 to 1.00 and ≥ 1.50 to 1.00	1.25%	0.25%	0.20%
Category 4 < 1.50 to 1.00 and ≥ 1.00 to 1.00	1.125%	0.125%	0.175%
Category 5 < 1.00 to 1.00	1.00%	0.00%	0.15%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each of IHS' fiscal quarters based upon the consolidated financial statements delivered pursuant to Section 5.01(a) or (b); provided that until the delivery to the Administrative Agent pursuant to Section 5.01 of IHS' consolidated financial information for the fiscal year of IHS ending November 30, 2011, the "Applicable Rate" shall be the applicable rate per annum set forth in the table above opposite Category 2 and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. If it is ever subsequently determined that such financial statements did not accurately report as of the date of such financial statements the information necessary to determine the Leverage Ratio and as a result thereof the Leverage Ratio utilized to determine the Applicable Rates was not correct and resulted in the Applicable Rates being otherwise lower than they should have been if the Leverage Ratio was accurately determined, the Borrowers shall pay to the Administrative Agent the amount that would have been due under the terms hereof if the Leverage Ratio was calculated correctly. A certificate of the Administrative Agent setting forth the amount or amounts (including a reasonably detailed calculation thereof) of any such difference shall be delivered to the Borrower Representative and the Borrowers shall pay the Administrative Agent the amount shown as due on any such certificate within 30 days after receipt thereof.
Notwithstanding the foregoing, if IHS has notified the Administrative Agent that an Acquisition Threshold has been achieved and has elected a Trigger Quarter, then the Applicable Rate shall be automatically increased to the percentages set forth below beginning as of the first day of such election by IHS and continuing until the first date thereafter when the Borrowers deliver to the Administrative Agent the consolidated financial statements pursuant to Section 5.01(a) or (b) hereof and the corresponding compliance certificate pursuant to Section 5.01(c) hereof evidencing that the Borrowers have a Leverage Ratio of less than or equal to 3.00 to 1.00 for a fiscal quarter.

Fixed Rate Spread	ABR Spread and Canadian Prime Rate Spread	Commitment Fee Rate
2.25%	1.25%	0.40%

"Available Currency Commitment" means, with respect to each Available Currency Lender, the commitment of such Available Currency Lender to make Available Currency Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Available Currency Lender's Available Currency Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Available Currency Lender's Available Currency Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Available Currency Commitment. As of October 11, 2011, the aggregate amount of the Available Currency Lenders' Available Currency Commitments is $450,000,000.
"Foreign Currency Limit" means $450,000,000.
"Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Available Currency Loans, Canadian Currency Loans and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased or established from time to time pursuant to an Increased Commitment Supplement, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or in the Increased Commitment Supplement pursuant to which such Lender shall have become a Lender, as applicable. As of October 11, 2011, the aggregate amount of the Lenders' Revolving Commitments is $925,000,000.

"Term Loans" means, collectively, the Loans made pursuant to Section 2.01(a) (including, without limitation, the advances made under such Section on October 11, 2011) and each New Term Advance.
Section 2.2.    Additions to Section 1.01 (Definitions). The following definitions are added to Section 1.01 of the Agreement in proper alphabetical order and such new definitions shall read as follows:
"Acquisition Threshold" has the meaning set forth in Section 7.02.
"Election Date" has the meaning set forth in Section 7.02.
"Elevated Leverage Period" has the meaning set forth in Section 7.02.
"Trigger Quarter" has the meaning set forth in Section 7.02.
Section 2.3.    Amendment to Section 2.01(a) (Term Loans). Clause (a) of Section 2.01 of the Agreement is amended in its entirety to read as follows:
(a)    Term Loans. On the Closing Date the Term Lenders advanced Three Hundred Million Dollars ($300,000,000) to IHS. On October 11, 2011, immediately prior to the making of the advances described in the following sentence, the aggregate outstanding principal amount of the Term Loans equaled Two Hundred Eighty-Eight Million Seven Hundred Fifty-Thousand Dollars ($288,750,000). On October 11, 2011, the Term Lenders shall make an advance of an additional Term Loan to IHS in an aggregate principal amount equal to Sixty-Two Million Thirty-One Thousand Two Hundred Fifty Dollars ($62,031,250). The Borrowers, the Term Lenders and the Administrative Agent agree that the additional advance made in accordance with the preceding sentence shall constitute an advance of the Term Loans. As of October 11, 2011, after giving effect to the additional advance of $62,031,250 in accordance with this Section, the outstanding principal amount of all Term Loans is Three Hundred Fifty Million Seven Hundred Eighty-One Thousand Two Hundred Fifty Dollars ($350,781,250).
Section 2.4.    Amendment to Section 2.10(a) (Original Amortization). Clause (a) of Section 2.10 of the Agreement is amended in its entirety to read as follows:
(a)    Original Amortization. IHS shall repay the Term Loans on each date set forth below (each a "Principal Repayment Date") in the aggregate principal amount set forth opposite such date:

Date	Amount
November 30, 2011	$4,384,765.63
February 29, 2012	$4,384,765.63
May 31, 2012	$4,384,765.63
August 31, 2012	$4,384,765.63
November 30, 2012	$4,384,765.63
February 28, 2013	$8,769,531.25
May 31, 2013	$8,769,531.25
August 30, 2013	$8,769,531.25
November 29, 2013	$8,769,531.25
February 28, 2014	$17,539,062.50
May 30, 2014	$17,539,062.50
August 29, 2014	$17,539,062.50
November 28, 2014	$17,539,062.50
February 27, 2015	$52,617,187.50
May 29, 2015	$52,617,187.50
August 28, 2015	$52,617,187.50
November 30, 2015	$52,617,187.50

Section 2.5.    Amendment to Section 6.01(e) (Indebtedness). Clause (e) of Section 6.01 of the Agreement is amended in its entirety to read as follows:
(e)    Indebtedness of IHS or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) prior to the incurrence or assumption of any Indebtedness under this paragraph (e): (A) IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended (provided that if the indebtedness to be incurred is in connection with an acquisition permitted by Section 6.04(h) and if an Elevated Leverage Period is not then in effect, then IHS may determine compliance on a Pro Forma basis assuming an Elevated Leverage Period was in effect as of the end of such four (4) fiscal quarter period so long as IHS has the ability to elect the current fiscal quarter as a Trigger Quarter) and (B) no Default shall exist or result therefrom;
Section 2.6.    Amendment to Section 6.01(h) (Indebtedness). Clause (h) of Section 6.01 of the Agreement is amended in its entirety to read as follows:
(h)    In addition to the Indebtedness otherwise permitted hereby and notwithstanding any limits imposed by the other permissions of this Section 6.01, unsecured Indebtedness for borrowed money owed by IHS; provided that at the time of the incurrence of any Indebtedness under this paragraph (h): (i) IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended (provided that if the indebtedness to be incurred is in connection with an acquisition permitted by Section 6.04(h) and if an Elevated Leverage Period is not then in effect, then IHS may determine compliance on a Pro Forma basis assuming an Elevated Leverage Period was in effect as of the end of such four (4) fiscal quarter period so long as IHS has the ability to elect the current fiscal quarter as a Trigger Quarter) and (ii) no Default shall exist or result therefrom.
Section 2.7.    Amendment to Section 6.04(h) (Investments, Loans, Advances, Guarantees and Acquisitions). Subclause (ii) of Section 6.04(h) of the Agreement is amended in its entirety to read as follows:
(ii)    Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended and if an Elevated Leverage Period is not then in effect, IHS may assume that an Elevated Leverage Period was in effect as of the end of such period if IHS has the ability to elect the current fiscal quarter as a Trigger Quarter;
Section 2.8.    Amendment to Section 6.04(i) (Investments, Loans, Advances, Guarantees and Acquisitions). Subclause (ii) of Section 6.04(i) of the Agreement is amended in its entirety to read as follows:
(ii)    Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended and if an Elevated Leverage Period is not then in effect, IHS may assume that an Elevated Leverage Period was in effect as of the end of such period if IHS has the ability to elect the current fiscal quarter as a Trigger Quarter.
Section 2.9.    Amendment to Section 7.02 (Leverage Ratio). Section 7.02 of the Agreement is amended in its entirety to read as follows:
Section 7.02.    Leverage Ratio. As of the last day of each fiscal quarter, IHS will not permit Leverage Ratio calculated as of such date to exceed 3.00 to 1.00 (such maximum ratio, the "Maximum Leverage Ratio"). Notwithstanding the foregoing, if, with respect to any fiscal quarter of IHS: (a) any Borrower or any Subsidiary has entered into an acquisition permitted by Section 6.04(h) or Section 6.04(i) in such fiscal quarter and (b) the sum of the consideration paid for such acquisition plus the aggregate consideration paid by the Borrowers and the Subsidiaries for all such acquisitions permitted by Section 6.04(h) and Section 6.04(i) consummated during that same fiscal quarter and the immediately preceding fiscal quarter, is equal to or greater than $200,000,000 (the requirements of clauses (a) and (b), herein the "Acquisition Threshold"), then IHS may declare such fiscal quarter to be a Trigger Quarter, such election to be made by IHS on or before the Election Date for such fiscal quarter. If IHS has notified the Administrative Agent in writing that an Acquisition Threshold has been achieved and has elected a Trigger Quarter or shall be deemed to have selected a Trigger Quarter, then the Maximum Leverage Ratio shall be increased to 3.50 to 1.00 during the related Elevated Leverage Period. Once a Trigger Quarter is elected or deemed elected, no subsequent Trigger Quarter may be elected or deemed elected by IHS unless and until the actual Leverage Ratio is less than or equal to 3.00 to 1.00 as of the end of two consecutive fiscal quarters of IHS after the election.
As used herein, the following terms have the following meanings:
"Election Date" means, with respect to any fiscal quarter, the date that is the deadline for the Borrowers' delivery of the financial statements and the corresponding compliance certificate required by Sections 5.01(a), (b) and (c).
"Elevated Leverage Period" means, with respect to any Trigger Quarter, the period beginning with the first day of such Trigger Quarter and continuing until and ending on the last day of the fiscal quarter of IHS (a) identified by IHS as the end of the Elevated Leverage Period and (b) for which the actual Leverage Ratio is less than or equal to 3.00 to 1.00; provided, that, in no event shall any Elevated Leverage Period last longer than three consecutive fiscal quarters (including the related Trigger Quarter).
"Trigger Quarter" means a fiscal quarter that IHS has designated in writing as such and for which IHS has notified the Administrative Agent that an Acquisition Threshold has been achieved; provided that with respect to any acquisition, a Trigger Quarter shall be deemed to have been elected for the fiscal quarter during which such acquisition was closed if IHS shall have assumed that an Elevated Leverage Period existed when calculating Pro Forma compliance under Section 6.01(e)(ii)(A), Section 6.01(h)(i), Section 6.04(h)(ii), or Section 6.04(i)(ii).
Section 2.10.    Amendment to Schedule 2.01 (Commitments). Schedule 2.01 to the Agreement is amended in its entirety to read as Schedule 2.01 attached hereto.
Section 2.11.    Amendment to Schedule 3.12 (Material Subsidiaries). Schedule 3.12 to the Agreement is amended in its entirety to read as Schedule 3.12 attached hereto.
Section 2.12.    Amendment to Exhibit B (Compliance Certificate). Exhibit B of the Agreement is amended in its entirety to read as Exhibit B attached hereto.
Section 2.13.    Amendment to Exhibit D (Increased Commitment Supplement). Exhibit D of the Agreement is amended in its entirety to read as Exhibit D attached hereto.

ARTICLE 3.

Conditions Precedent

Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Administrative Agent:
(i)    Amendment. This Amendment executed by the Loan Parties;
(ii)    Promissory Notes. New promissory notes executed by the Borrowers party thereto for any Lender who has requested new promissory notes and whose Revolving Commitment, Available Currency Commitment or amount of outstanding Term Loans has been modified by this Amendment;
(iii)    Joinder Documents. A Subsidiary Joinder Agreement (as defined in the US Guaranty Agreement) executed by Seismic Micro-Technology, Inc., all such other documentation as the

Administrative Agent may reasonably request to evidence the authority of such Subsidiary to deliver such Subsidiary Joinder Agreement and a favorable written opinion of counsel to such Subsidiary covering the matters related to such Subsidiary and such Subsidiary Joinder Agreement as the Administrative Agent may reasonably request;
(iv)    Authorization Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, their authorization of the transactions contemplated thereby and any other legal matters relating to any Loan Party or the transactions contemplated hereby;
(v)    Fees and Expenses. Evidence that all unpaid interest and fees accrued under the Agreement (including any amount due under Section 2.16 of the Agreement as a result of any termination of existing Interest Periods) or in connection with this Amendment and all other fees, expenses and other charges outstanding thereunder shall have been paid in full;
(vi)    Financial Statements. IHS' consolidated financial information for the fiscal quarter of IHS ending on August 31, 2011 required by Section 5.01(b) of the Agreement and the corresponding compliance certificate required by Section 5.01(c) of the Agreement which shall evidence a Leverage Ratio of less than 2.50 to 1.00;
(vii)    Legal Opinions. Favorable written opinions (addressed to the Administrative Agent and the Lenders, containing such qualifications and exceptions and otherwise in form and substance acceptable to the Administrative Agent) of counsel for the Loan Parties (including opinions of counsel licensed to practice in each jurisdiction in which each Foreign Borrower and each Foreign Guarantor is organized) covering, unless the Administrative Agent otherwise consents, the matters set forth in Sections 3.01, 3.02, 3.03(a) and 3.03 (b) of the Agreement (but applicable to the execution and delivery of this Amendment and the Loan Documents executed pursuant hereto), with respect to the foreign counsel legal opinions Section 3.18 and 3.19 of the Agreement and such other matters relating to the Loan Parties, this Amendment or the transactions contemplated hereby as the Administrative Agent shall reasonably request (the Loan Parties requests each such counsel to deliver such opinions); and
(viii)    Additional Information. Such additional documentation and information as the Administrative Agent or its legal counsel may request;
(b)    The representations and warranties of each Loan Party set forth herein and the Loan Documents, as amended hereby, shall be true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;
(c)    On and as of the date of this Amendment, no Default shall exist; and
(d)    All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.
Section 3.2.    Effective Date Advances and Adjustments of Loans. The aggregate amount of each of the Available Currency Commitments, the Revolving Commitments, and the outstanding Term Loans under the Agreement is being increased under this Amendment but not all Lenders are participating in such increases to the Commitments and the Term Loans based on their Applicable Percentages under the

Agreement (prior to giving effect to this Amendment). Additionally Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA are joining the Agreement as Lenders in connection with this Amendment. As a result, each Class of Loans outstanding on the effective date of this Amendment will not be held pro rata by the Lenders of such Class of Loans in accordance with their Applicable Percentages determined under the Agreement, as amended hereby. To remedy the foregoing, on the effective date of this Amendment and upon fulfillment of the conditions in Section 3.1 hereof, if any Loans of a Class are outstanding on the effective date of this Amendment, the Lenders holding Loans or Commitments of such Class shall make advances among themselves (which may be through the Administrative Agent) so that after giving effect thereto each Class of Loans will be held by the Lenders of such Class of Loans, pro rata in accordance with the applicable Commitments and amounts set forth on Schedule 2.01 hereto. Any advances made on the effective date of this Agreement under this Section by each Lender whose Commitment (or portion of the Term Loans) is new or has increased under the Agreement, as amended hereby (as compared to its applicable Commitment or Term Loans under the Agreement prior to giving effect to this Amendment) shall be deemed to be a purchase of a corresponding amount of such Class of Loans from a Lender or Lenders of such Class of Loan whose Commitment or portion of Term Loans has decreased (as compared to its applicable Commitment or Term Loans under the Agreement prior to giving effect to this Amendment).
ARTICLE 4.

Ratifications, Representations and Warranties
Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each Loan Party agrees that the obligations, indebtedness and liabilities of the Borrowers arising under this Amendment and the promissory notes executed pursuant hereto are "Obligations" as defined in the Agreement. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.
Section 4.2.    Representations and Warranties. IHS hereby represents and warrants to the Administrative Agent and the Lenders as follows: (a) after giving effect to this Amendment, no Default exists; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties that specifically relate to any earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Loan Party and does not and will not: (1) violate any provision of law applicable to any Loan Party, the articles of incorporation, bylaws, partnership agreement, membership agreement, memorandum of association or other applicable governing document of any Loan Party or any order, judgment, or decree of any court or agency of government binding upon any Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party; (3) result in or require the creation or imposition of any material lien upon any of the assets of any Loan Party; or (4) require any approval or consent of any Person under any material contractual obligation of any Loan Party; (d) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization, memorandum of association or other applicable governing document of each Loan Party (other than Seismic Micro-Technology, Inc. and IHS Holding Inc.) attached as exhibits to the Secretary's Certificate of such Loan Party dated on or about January 5, 2011 delivered to the Administrative Agent have not been modified or rescinded and remain in full force and effect, and (e) after giving effect to the joinder of Seismic Micro-Technology, Inc. to the US Guaranty Agreement contemplated by the Subsidiary Joinder Agreement delivered in connection with this Amendment, the Borrowers are in compliance with the Aggregation Test set forth in Section 5.09(a) of the Agreement.
IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH LOAN PARTY (BY IT EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:
(a)    WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT; AND
(b)    RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
ARTICLE 5.
Miscellaneous
Section 5.1.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
Section 5.2.    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.3.    Expenses of Administrative Agent. As provided in the Agreement, IHS agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of the Administrative Agent's legal counsel.
Section 5.4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 5.5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 5.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender and the Borrowers and their respective successors and permitted assigns, except no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment or other transfer made in violation of this Section or Section 10.04 of the Agreement shall be void.
Section 5.7.    Counterparts. This Amendment may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.8.    Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.9.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.10.    Entire Agreement. This Amendment and all other instruments, documents, and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Executed as of the date first written above.
BORROWERS:

IHS INC.
IHS HOLDING INC. (f/k/a Information Handling Services Group Inc.)
IHS GLOBAL INC.

By:    /s/ Stephen Green
Stephen Green, Senior Vice President & Secretary

IHS GROUP HOLDINGS LIMITED

acting by its attorney

By:    /s/ Stephen Green
Stephen Green

IHS GLOBAL LIMITED
acting by its attorney

By:    /s/ Stephen Green
Stephen Green

IHS GLOBAL S.A.
By:    /s/ Stephen Green
Stephen Green, Proxy holder

IHS ENERGY (CANADA) LTD.
By:    /s/ Stephen Green
Stephen Green, Assistant Secretary

ADMINISTRATIVE AGENT AND LENDERS:
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION
individually and as Administrative Agent,
By:    /s/ Gregory T. Martin
Gregory T. Martin, Vice President

RBS CITIZENS, N.A.
By:    /s/ David M. Nackley
Name:    David M. Nackley
Title:    Senior Vice President

BANK OF AMERICA, N.A.
By:    /s/ Aileen Supena
Name:    Aileen Supena
Title:    Director

BANK OF AMERICA, N.A. (CANADA BRANCH)
For purposes of the Canadian Currency Commitment
By:    /s/ Medina Sales De Andrade
Name:    Medina Sales De Andrade
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    /s/ Mark Holm
Name:    Mark Holm
Title:    Managing Director

COMPASS BANK, an Alabama Banking Corporation
By:    /s/ Joseph W. Nimmons
Name:    Joseph W. Nimmons
Title:    Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:    /s/ David C. Hants
Name:    David C. Hants
Title:    SVP, Commercial Executive
HSBC Bank USA, N.A.

U.S. BANK, NATIONAL ASSOCIATION
By:    /s/ Blake Malia
Name:    Blake Malia
Title:    Vice President

TD BANK, N.A.
By:    /s/ Todd Antico
Name:    Todd Antico
Title:    SVP

BARCLAYS BANK PLC
By:    /s/ Michael Mozer
Name:    Michael Mozer
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION
By:    /s/ John Berry
Name:    John Berry
Title:    Vice President

CITIBANK, N.A.
By:    /s/ Kevin A. Ege
Name:    Kevin A. Ege
Title:    Director

HSBC BANK PLC
By:    /s/ Stuart Field
Name:    Stuart Field
Title:    Global Relationship Manager

MORGAN STANLEY BANK, N.A.

By:    /s/ Sherrese Clarke
Name:    Sherrese Clarke
Title:    Authorized Signatory

GOLDMAN SACHS BANK USA
By:    /s/ Anna Ostrovsky
Name:    Anna Ostrovsky
Title:    Authorized Signatory

CONSENT OF DOMESTIC GUARANTORS

Each of the undersigned Domestic Guarantors: (i) consents and agrees to this Amendment including, without limitation, Section 4.2 thereof; (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Domestic Guarantor enforceable against it in accordance with their respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the Borrowers arising under this Amendment and the promissory notes executed pursuant hereto are "Obligations" as defined in the Agreement and "Guaranteed Indebtedness" as defined in the U.S. Guaranty Agreement.

DOMESTIC GUARANTORS

IHS INC.
IHS HOLDING INC. (f/k/a Information Handling Services Group Inc.)
IHS GLOBAL INC.
IHS CERA INC.
IHS GLOBAL INSIGHT (USA) INC.
SEISMIC MICRO-TECHNOLOGY, INC.

By:    /s/ Stephen Green
Stephen Green, Senior Vice President & Secretary
of each Domestic Guarantor

CONSENT OF FOREIGN GUARANTORS

Each of the undersigned Foreign Guarantors: (i) consents and agrees to this Amendment including, without limitation, Section 4.2 thereof; (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Foreign Guarantor enforceable against it in accordance with their respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the Foreign Borrowers arising under this Amendment and the promissory notes executed pursuant hereto are "Obligations" as defined in the Agreement and "Guaranteed Indebtedness" as defined in the Foreign Guaranty Agreement.

FOREIGN GUARANTORS

IHS GROUP HOLDINGS LIMITED
acting by its attorney
By:    /s/ Stephen Green
Stephen Green

IHS INTERNATIONAL HOLDINGS LIMITED
acting by its attorney

By:    /s/ Stephen Green
Stephen Green

IHS GLOBAL LIMITED
acting by its attorney

By:    /s/ Stephen Green
Stephen Green

IHS GLOBAL S.A.
By:    /s/ Stephen Green
Stephen Green, Proxy holder

IHS ENERGY (CANADA) LTD.
By:    /s/ Stephen Green
Stephen Green, Assistant Secretary

SCHEDULE 2.01
TO
FIRST AMENDMENT TO CREDIT AGREEMENT

COMMITMENTS

Lender	Revolving Commitment	Term Loan (after making the additional advance on October 11, 2011)	Applicable Percentage
JPMorgan Bank, National Association	$107,824,169.84	$42,175,830.16	11.757501531%
Bank of America, N.A	$107,824,169.84	$42,175,830.16	11.757501531%
RBS Citizens Bank, N.A.	$107,824,169.84	$42,175,830.16	11.757501531%
Wells Fargo, National Association	$100,923,652.69	$39,076,347.31	10.973668096%
BBVA Compass	$100,923,652.69	$39,076,347.31	10.973668096%
HSBC Bank USA, National Association	$62,298,584.65	$24,357,665.35	6.792406614%
HSBC Bank PLC	$27,298,584.65	$9,920,165.35	2.917330067%
U.S. Bank National Association	$56,419,433.86	$22,736,816.14	6.204531537%
TD Bank, N.A.	$46,758,301.58	$17,679,198.42	5.050826699%
Barclays Bank Plc	$46,758,301.58	$17,679,198.42	5.050826699%
PNC Bank, National Association	$46,758,301.58	$17,679,198.42	5.050826699%
Citibank, N.A.	$35,000,000.00	$14,437,500.00	3.875076546%
Morgan Stanley Bank, N.A.	$39,194,338.60	$10,805,661.40	3.919167177%
Goldman Sachs Bank USA	$39,194,338.60	$10,805,661.40	3.919167177%
TOTAL	$925,000,000.00	$350,781,250	100.00%

Lender	UK DTTP Number and Jurisdiction (if any)	Available Currency Commitment
JPMorgan Chase Bank, N.A.	13/M/0268710/DTTP and United States of America	$73,672,751.93
RBS Citizens, N.A.	13/R/356159/DTTP and United States of America	$73,672,751.93
Bank of America, N.A.	Available Currency Loans will be made through London Branch	$73,672,751.93
Wells Fargo Bank, National Association	13/W/61173/DTTP and United States of America	$68,957,852.77
HSBC Bank PLC	13/H/0314375/DTTP and United States of America	$18,652,235.93
TD Bank, N.A.	N/A	$31,948,428.24
Barclays Bank PLC	N/A	$31,948,428.24
Citibank, N.A.	Available Currency Loans will be made through London Branch	$23,914,362.81
Morgan Stanley Bank, N.A.	N/A	$26,780,218.11
Goldman Sachs Bank USA	N/A	$26,780,218.11
	Total	$450,000,000.00

Lender	Canadian Currency Commitment
JPMorgan Chase Bank, N.A.	$54,409,541.47
RBS Citizens, N.A.	$54,409,541.47
Bank of America, N.A.	$54,409,541.47
Wells Fargo Bank, National Association	$50,927,446.74
HSBC Bank USA, National Association	$31,436,712.47
TD Bank, N.A.	$23,594,874.44
Barclays Bank PLC	$23,594,874.44
Citibank, N.A.	$17,661,475.66
Morgan Stanley Bank, N.A.	$19,777,995.92
Goldman Sachs Bank USA	$19,777,995.92
$350,000,000.00

SCHEDULE 3.12
TO
FIRST AMENDMENT TO CREDIT AGREEMENT

MATERIAL SUBSIDIARIES

Name	Jurisdiction of Organization	Percentage Ownership
IHS Holding Inc. (f/k/a Information Handling Service Group Inc.)	Delaware	100%
IHS Global Inc.	Delaware	100%
IHS Global S.A.	Switzerland	100%
IHS Energy (Canada) Ltd	Alberta	100%
IHS CERA Inc.	Massachusetts	100%
IHS Global Insight (USA) Inc.	Delaware	100%
Seismic Micro-Technology, Inc.	Texas	100%
IHS Group Holdings Limited	England and Wales	100%
IHS Global Limited	England and Wales	100%

EXHIBIT B
TO
FIRST AMENDMENT TO CREDIT AGREEMENT
COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE
for the
quarter ended __________ __, _____
To:    JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn Street, 19th Floor
Chicago, IL 60603
Attention: Leonida Mischke
Telephone: 312-385-7055
Telecopy: 888-266-8058

and each Lender

Ladies and Gentlemen:
This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 5.01(c) of that certain Credit Agreement (as amended, the "Agreement") dated as of January 5, 2011, among IHS Inc., certain of its subsidiaries named therein (collectively, the "Borrowers"), JPMorgan Chase Bank, National Association as agent, and the Lenders named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.
The undersigned, an authorized financial officer of the Borrower in his capacity as such financial officer and not in his individual capacity, does hereby certify to the Administrative Agent and the Banks that:

1. DEFAULT

No Default has occurred or, if a Default has occurred, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

Compliance
2. SECTION 5.01 - Financial Statements and Records

(a) Annual audited financial statements of IHS on a consolidated basis within 90 days after the end of each fiscal year end (together with Compliance Certificate).	Yes	No	N/A

(b)    Quarterly unaudited financial statements of IHS on a consolidated basis within 45 days after the end of each of the first three fiscal quarters of each fiscal year (together with Compliance Certificate).
	Yes	No	N/A

3. SECTION 5.09 - Additional Subsidiaries

(a) Are there any Subsidiaries which are both:	Yes	No

(i) not a party to a Guaranty Agreement; and

(ii) a Material Subsidiary

(b)     As of such fiscal quarter end, does the combined total revenue of the Guarantors plus the unconsolidated revenue of IHS equal or exceed 80% of IHS' consolidated total revenue as of such fiscal quarter end?

		Yes	No

If 3(a) and 3(b) are both yes, joinder of additional Subsidiaries required?		Yes	No

4. SECTION 6.01 - Debt

No additional Indebtedness except, among other permitted:

(a) Unsecured Subsidiary Indebtedness owed to third parties not to exceed:	$75,000,000	Yes	No
Actual outstanding:	$_______	Yes	No

5. SECTION 6.02 - Liens

(a) Other Liens securing Indebtedness or other Obligations not exceeding	$25,000,000

(d) Actual outstanding amount of Indebtedness or other obligation secured by other Liens:	$_______	Yes	No

6. SECTION 6.04 - Investments

(a) Loans and advances to officers, directors and employees not to exceed:	$1,000,000

(b) Actual	$_______	Yes	No

7. SECTION 6.05 - Asset Dispositions

(a) Asset dispositions where Net Proceeds not reinvested not to exceed $25,000,000

(b) Actual market or book value, which ever is greater, of assets disposed of for which the Net Proceeds have not be reinvested.	$________	Yes	No

8. SECTION 7.01 - Interest Coverage Ratio

(a) Consolidated EBITDA (from Schedule 1)	$________

(b) Consolidated Interest Expense	$________

(c) Line 8(a) ÷ Line 8(b)	___ to 1.00

(d) Minimum Interest Coverage Ratio permitted by the Agreement	3.00 to 1.00	Yes	No

9. SECTION 7.02 - Leverage Ratio[1]

(a) Consolidated Funded Indebtedness	$________

(b) Consolidated EBITDA (for Schedule 1)	$________

(c) Actual Leverage Ratio: 9 (a) ÷ 9 (b)=	___ to 1.00

(d) Maximum Leverage Ratio	3.00 to 1.00	Yes	No

10. Determination of Applicable Rate

(a) Leverage Ratio (from 9(c))	___ to 1.00

(b) Adjustment to margin and fees required (see pricing grid on Schedule 2)		Yes	No

(c) If adjustment required, set forth below new margins and fees

(i) ABR Spread and Canadian Prime Rate Spread	_______%
(ii) Commitment Fee Rate	_______%
(iii) Fixed Rate Spread	_______%

11. ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

12. FINANCIAL STATEMENTS

The financial statements attached hereto were prepared in accordance with GAAP and fairly present in all material respects (subject to year end audit adjustments and absence of footnotes) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

13. CONFLICT

In the event of conflict between this Certificate and the Agreement, the Agreement shall control.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the date first written above.
IHS INC.

By:
Name:
Title:

1 If IHS has notified the Administrative Agent in writing that an Acquisition Threshold has been achieved and has elected a Trigger Quarter, then the Maximum Leverage Ratio shall be increased to 3.50 to 1.00 during the related Elevated Leverage Period.

SCHEDULE 1
TO
COMPLIANCE CERTIFICATE

(1) Consolidated EBITDA.

Consolidated Net Earnings:	$___________

(a) Consolidated Interest Expense	$___________
(b) Consolidated Income Tax Expense	$___________
(c) Consolidated Depreciation and Amortization Charges	$___________
(d) non-cash charges or expenses in connection with options, restricted stock, restricted stock units or other equity level awards under any IHS incentive plan	$___________

(e)    cash non-recurring acquisition or restructuring charges or expenses related to employee severance or facilities consolidation and acquisition related transactions expenses provided that for any period of calculation, the aggregate amount added back under this clause (e) shall not comprise more than 10% of the Consolidated EBITDA for such period,
$___________
(f) non-cash losses or charges (including charges incurred pursuant to the refinancing of the credit facility in effect prior to the Agreement) that are unusual or non-recurring,	$___________
(g) extraordinary or unusual one time gains	($___________)

(h) Total: Line 1 plus lines (a) through (f) minus line (g)		$___________

(2) Adjustments for Leverage Ratio Calculation.
EBITDA from prior Targets for periods prior to acquisitions	$___________
Consolidated EBITDA for Leverage Ratio calculation		$___________

SCHEDULE 2
TO
COMPLIANCE CERTIFICATE

Leverage Ratio	Fixed Rate Spread	ABR Spread and Canadian Prime Rate Spread	Commitment Fee Rate
Category 1 ≥ 2.50 to 1.00	1.75%	0.75%	0.30%
Category 2 < 2.50 to 1.00 and ≥ 2.00 to 1.00	1.50%	0.50%	0.25%
Category 3 < 2.00 to 1.00 and ≥ 1.50 to 1.00	1.25%	0.25%	0.20%
Category 4 < 1.50 to 1.00 and ≥ 1.00 to 1.00	1.125%	0.125%	0.175%
Category 5 < 1.00 to 1.00	1.00%	0.00%	0.15%

EXHIBIT D
TO
FIRST AMENDMENT TO CREDIT AGREEMENT
INCREASED COMMITMENT SUPPLEMENT

INCREASED COMMITMENT SUPPLEMENT
This INCREASED COMMITMENT SUPPLEMENT (this "Supplement") is dated as of ____________, ___ and entered into by and among IHS Inc. ("IHS"), the undersigned subsidiaries of IHS (collectively with IHS, the "Borrowers"), each of the banks or other lending institutions which is a signatory hereto (the "Lenders"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as agent for itself and the other lenders (in such capacity, together with its successors in such capacity, the "Agent"), and is made with reference to that certain Credit Agreement dated as of January 5, 2011 (as amended, the "Credit Agreement"), by and among the Borrowers, certain lenders and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrowers and the Lenders are entering into this Increased Commitment Supplement to provide for: (i) the increase of the aggregate Revolving Commitments and/or (ii) additional Term Loans;
WHEREAS, each Lender [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Commitment and/or provide additional Term Loans [, and each Lender, to the extent not already a Lender party to the Credit Agreement (herein a "New Lender"), wishes to become a Lender party to the Credit Agreement];2
WHEREAS, the Lenders are willing to agree to supplement the Credit Agreement in the manner provided herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.    Increase in Revolving Commitments and Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees that on the effective date hereof: (a) its Revolving Commitment shall be increased to [or in the case of a New Lender, shall be] the amount set forth on Schedule 1 hereto opposite its name and (b) the amount of its additional Term Loan is set forth on Schedule 1 hereto opposite its name. [On the effective date of this Supplement, the Lenders hereunder agreeing to make additional Term Loans, each agree to make an advance to IHS on such date in the principal amount of its additional Term Loan as reflected on Schedule 1 hereto.]
Section 2.    [New Lenders. Each New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of IHS delivered under Sections 3.04 or 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement; (iii) agrees that it will, independently and without reliance upon the Agent, any other lender under the Credit Agreement or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together

2 Bracketed alternatives should be included if there are New Lenders.

with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a "Lender" under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.
Section 3.    Representations and Warranties. In order to induce the Lenders to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, IHS represents and warrants to Agent and each Lender that (a)  the representations and warranties of the Loan Parties contained in the Loan Documents are and will be true, correct and complete in all material respects on and as of the effective date hereof to the same extent as though made on and as of that date and for that purpose, this Supplement shall be deemed to be a Loan Document; (b) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default[; and (c) after giving effect to the Term Loans contemplated hereby and the use of proceeds therefrom, IHS are: (1) on a projected basis in compliance with all covenants set forth in Article VII hereof through the Term Maturity Date; and (2) on a Pro Forma basis in compliance with all covenants set forth in Article VII calculated based on the most recently ended twelve (12) month period for which Administrative Agent has received financial statements pursuant to the terms of the Credit Agreement provided that, if an Elevated Leverage Period is not then in effect, IHS may determine compliance on a Pro Forma basis assuming an Elevated Leverage Period was in effect as of the end of such period so long as the Term Loans contemplated hereby being incurred in connection with an acquisition permitted by Section 6.04(h) or Section 6.04(i) of the Credit Agreement and IHS has the ability to elect the current fiscal quarter as a Trigger Quarter].
Section 4.    Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers (in their capacities as Borrowers and as Guarantors), the Agent, and the Lenders party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Credit Agreement shall mean a reference to the Credit Agreement as supplemented hereby.
Section 5.    Applicable Law. This Supplement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 6.    Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy or electronic counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement shall become effective on the date when the Agent receives executed counterparts of this Supplement signed by the Borrowers, the Lenders and the Agent which date shall be the "effective date" hereof.
Section 7.    Entire Agreement. This Supplement embodies the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements,

representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
US Borrowers3:
IHS INC.
INFORMATION HANDLING SERVICES GROUP INC.
IHS GLOBAL INC.
By:
Name:
Title:
Foreign Borrowers4:
IHS GROUP HOLDINGS LIMITED
By:
Name:
Title:
IHS GLOBAL LIMITED
By:
Name:
Title:
IHS GLOBAL S.A.
By:
Name:
Title:
IHS ENERGY (CANADA) LTD.
By:
Name:
Title:

3 add any US Borrowers added to the Credit Agreement after the Effective Date

4 add any Foreign Borrowers added to the Credit Agreement after the Effective Date

Agent and the Lenders:
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION, as the Agent [and as a Lender]
By:
Name:
Title:
[Lenders]
By:
Name:
Title:
[New Lender]
By:
Name:
Title:

CONSENT OF GUARANTORS5
Each Guarantor: (i) consents and agrees to this Supplement; (ii) agrees that each of the Loan Documents to which it is a party is in full force and effect and continues to be its legal, valid and binding obligation enforceable in accordance with its respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the Borrowers arising as a result of the increase in the Revolving Commitments contemplated hereby or the additional Term Loans made pursuant hereto are "Guaranteed Indebtedness" as defined in the Guaranty Agreement and "Obligations" as defined in the Loan Documents.
IHS CERA Inc.
IHS Global Insight (USA) Inc.6
By:
Name:
Title:

5 Add additional guarantors added after the Effective Date who are not also Borrowers
6 List only guarantors who are not also Borrowers

SCHEDULE 1
TO
IHS INC.
INCREASED COMMITMENT SUPPLEMENT
COMMITMENTS

Lender	Revolving Commitment	Amount of the Increase in the Term Loan	UK DTTP Number and Jurisdiction (if any)
1. JPMorgan Chase Bank, N.A.

TOTAL	$	$